Exhibit 99.2

Financial Statements and Independent Auditors’ Report

As of December 31, 2015 and for the Year Then Ended

RESHAPE MEDICAL, INC.

Table of Contents

Page

Independent Auditors’ Report

Financial Statements

Balance Sheet	3-4

Statement of Operations	5

Statement of Stockholders’ Equity (Deficit)	6

Statement of Cash Flows	7-8

Notes to Financial Statements	9-34

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

ReShape Medical, Inc.

We have audited the accompanying financial statements of ReShape Medical, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2015, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

INDEPENDENT AUDITORS’ REPORT (CONTINUED)

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Restatement

As discussed in Note 1 to the financial statements, the 2015 financial statements have been restated to correct a misstatement related to the classification of certain warrants. Our opinion is not modified with respect to this matter.

/s/ HASKELL & WHITE LLP

Irvine, California

May 26, 2016, except for the restatement discussed in Note 1, for the which the date is December 15, 2017

RESHAPE MEDICAL, INC.

Balance Sheet

December 31, 2015
(Restated)
Assets
Current assets
Cash and cash equivalents	$10,375,143
Short-term investments	11,910,005
Accounts receivable, net	248,614
Inventories, net (Note 2)	1,354,057
Prepaid expenses and other current assets	139,006

Total current assets	24,026,825

Property and equipment, net (Note 3)	648,811

Other assets	105,830

Total assets	$24,781,466

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$465,150
Current portion of notes payable	421,449
Payroll-related liabilities	962,602
Accrued and other liabilities	742,918

Total current liabilities	2,592,119

Long-term liabilities
Notes payable, less current portion and unamortized debt discount of $368,458 (Note 4)	6,210,092
Final payment liability, less unamortized debt discount of $298,596 (Note 4)	68,904
Warrant liabilities (Note 1)	1,939,781

Total liabilities	10,810,896

See accompanying notes to financial statements and independent auditors’ report.

RESHAPE MEDICAL, INC.

Balance Sheet (continued)

December 31, 2015
(Restated)
Commitments and contingencies (Note 8)

Stockholders’ equity (deficit) (Notes 6 and 7)
Series D Convertible Preferred Stock, $.0001 par value; 33,798,800 shares authorized; 33,798,800 shares issued and outstanding; liquidation preference of $38,000,000	3,380
Series C Convertible Preferred Stock, $.0001 par value; 25,916,528 and 25,609,756 shares authorized at December 31, 2015 22,456,174 shares issued and outstanding at December 31, 2015 liquidation preference of $18,414,063	2,246
Series B Convertible Preferred Stock, $.0001 par value; 6,250,000 shares authorized; 6,250,000 shares issued and outstanding; liquidation preference of $20,000,000	625
Series A Convertible Preferred Stock, $.0001 par value; 4,687,500 and 4,737,500 shares authorized at December 31, 2015 4,687,500 shares issued and outstanding at December 31, 2015 liquidation preference of $7,500,000	469
Series S Convertible Preferred Stock, $.0001 par value; 500,000 shares authorized; 500,000 shares issued and outstanding; liquidation preference of $500,000	50
Common Stock, $.0001 par value; 100,000,000 and 56,972,387 shares authorized at December 31, 2015; 2,526,633 and 2,514,633 shares issued and outstanding at December 31, 2015	253
Additional paid in capital	85,060,237
Accumulated other comprehensive (loss)	(21,933)
Accumulated (deficit)	(71,074,757)

Total stockholders’ equity (deficit)	13,970,570

Total liabilities and stockholders’ equity (deficit)	$24,781,466

See accompanying notes to financial statements and independent auditors’ report.

RESHAPE MEDICAL, INC.

Statement of Operations

Year Ended
December 31, 2015
(Restated)

Revenues	$649,027
Cost of goods sold	2,005,442

Gross margin	(1,356,415)

Operating expenses
Selling, general and administrative	6,831,104
Regulatory and clinical	1,770,268
Research and development	1,292,516
Total operating expenses	9,893,888
Loss from operations	(11,250,303)

Other income (expense)
Interest expense, net (Notes 4 and 5)	(2,408,900)
Other (expense) income, net	(7,088)
Revaluation of warrant liabilities	84,570

Total other expense	(2,331,418)

Loss before income taxes	(13,581,721)

Provision for income taxes	(17,681)

Net loss	(13,599,402)

Other comprehensive loss, net of tax
Net unrealized loss on short-term investments	(21,933)

Comprehensive loss	$(13,621,335)

See accompanying notes to financial statements and independent auditors’ report.

RESHAPE MEDICAL, INC.

Statement of Stockholders’ Equity (Deficit) - Restated

For the Year Ended December 31, 2015

														Accumulated
	Series D		Series C		Series B		Series A		Series S				Additional	Other
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid in	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Loss)	Deficit	Total

Balance, December 31, 2014	—	—	22,456,174	2,246	6,250,000	625	4,687,500	469	500,000	50	2,514,633	251	47,250,559	—	(57,475,355)	(10,221,155)

Series D convertible preferred stock issued for cash, net of issuance costs of $359,124	25,489,678	2,549	—	—	—	—	—	—	—	—	—	—	28,296,374	—	—	28,298,923

Series D convertible preferred stock converted from notes payable	8,309,122	831	—	—	—	—	—	—	—	—	—	—	9,341,114	—	—	9,341,945

Exercise of options	—	—	—	—	—	—	—	—	—	—	12,000	2	2,998	—	—	3,000

Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	169,192	—	—	169,192

Net unrealized loss on short-term investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(21,933)	—	(21,933)

Net loss for the year ended December 31, 2015	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(13,599,402)	(13,599,402)

Balance, December 31, 2015	33,798,800	$3,380	22,456,174	$2,246	6,250,000	$625	4,687,500	$469	500,000	$50	2,526,633	$253	$85,060,237	$(21,933)	$(71,074,757)	$13,970,570

See accompanying notes to financial statements and independent auditors’ report.

RESHAPE MEDICAL, INC.

Statement of Cash Flows

Year Ended
December 31, 2015
(Restated)
Cash flows from operating activities
Net loss	$(13,599,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	105,154
Stock-based compensation	169,192
Amortization of debt issue costs	2,216,501
Provision for obsolete inventories	20,507
Revaluation of warrant liabilities	(84,570)
Increase (decrease) from changes in:
Accounts receivable	(232,080)
Inventories	(1,063,032)
Prepaid expenses and other assets	(214,247)
Accounts payable	(952,963)
Payroll-related liabilities	518,369
Accrued and other liabilities	291,369
Final payment liability to bank	68,904

Net cash used in operating activities	(12,756,298)

Cash flows from investing activities
Net purchases of short-term investments	(11,931,938)
Acquisition of property and equipment	(632,143)

Net cash used in investing activities	(12,564,081)

Cash flows from financing activities
Proceeds from issuance of convertible notes payable	3,500,000
Proceeds from issuance of note payable to bank	7,000,000
Debt issue costs on note payable to bank	(368,458)
Principal payments on note payable to bank	(3,757,450)
Proceeds from the exercise of warrants	33
Proceeds from the issuance of Series D preferred stock	28,658,047
Proceeds from the exercise of options	3,000
Equity offering costs	(310,469)

Net cash provided by financing activities	34,724,703

Net increase in cash and cash equivalents	9,404,324

Cash and cash equivalents, beginning of the year	970,819

Cash and cash equivalents, end of year	$10,375,143

See accompanying notes to financial statements and independent auditors’ report.

RESHAPE MEDICAL, INC.

Statement of Cash Flows (continued)

Year Ended
December 31, 2015
(Restated)

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$658,408
Income taxes	$2,752

Supplemental schedule of non-cash financing activities:

Warrants issued in connection with debt	$898,151
Convertible notes payable debt discount amortization	$1,082,429
Series D preferred stock issued upon conversion of indebtedness	$9,341,945
Purchase of leasehold improvements	$202,127
Disposals of property and equipment	$4,745
Reclassification of debt issue costs	$—

See accompanying notes to financial statements and independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements

1.                                      Business and Significant Accounting Policies

Business

ReShape Medical, Inc. (the “Company”) was originally incorporated on August 22, 2005, under the name Abdominis, Inc., pursuant to the laws of the State of Delaware.  In January 2007, the Company changed its name from Abdominis, Inc. to ReShape Medical, Inc.  The Company is an early-stage medical device company that has developed and is commercializing a unique non-surgical product for the treatment of obesity.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

Management Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management considers many factors in developing estimates and assumptions that are used in the preparation of these financial statements.  Management must apply significant judgment in this process.  In addition, other factors may affect estimates, including: expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends.  The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates.  This process may result in actual results differing from those estimated amounts used in the preparation of the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. Substantially all of the Company’s cash and cash equivalents are maintained at one financial institution domiciled in the United States. Amounts on deposit with this financial institution may, from time to time, exceed the federally-insured limit, as well as coverage provided by the Securities Investment Protection Corporation.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

1.                                      Business and Significant Accounting Policies (continued)

Short-term Investments

Short-term investments are comprised of commercial paper and corporate obligations with original maturity dates greater than ninety days and less than one year. The Company classifies its short-term investments as available for sale securities with net unrealized gains or losses recorded as a component of stockholders’ equity (deficit).

Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. There was no valuation allowance recorded as of December 31, 2015.

Inventories

Inventories are carried at the lower of cost, determined on a first-in, first-out (“FIFO”) basis, or market.

Property and Equipment

Property and equipment are recorded at cost.  The Company provides for depreciation over estimated useful lives of two to three years, or the life of the related lease for leasehold improvements using the straight-line method.  Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense as incurred.  Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

1.                                      Business and Significant Accounting Policies (continued)

Impairment of Long-lived assets

The Company will record impairment losses on long-lived assets used in operations when events and circumstances indicate that assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets.  An impairment analysis is subjective and assumptions regarding future growth rates and operating expense levels can have a significant impact on the expected future cash flows and impairment analysis.  To date, the Company has not experienced any impairment losses on its long-lived assets used in operations.  While the Company’s current and historical operating losses and cash flows are indicators of impairment, the Company believes that future cash flows from operating activities and financing activities will exceed the carrying value of its long-lived assets and accordingly, the Company has not recognized any impairment losses through December 31, 2015.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, short-term investments and accounts receivable. The Company maintains balances that at times may exceed amounts that are federally-insured or insured by the Securities Investor Protection Corporation. Management mitigates such potential risks by maintaining the Company’s cash and short-term investment balances with entities that management believes possess high-credit quality and does not anticipate any losses with regards to these amounts.

The Company had two customers that accounted for 34% and 12% of net revenues for the year ended December 31, 2015.

The Company had six customers that accounted for 21%, 20%, 14%, 12%, 11% and 11% of outstanding accounts receivable at December 31, 2015.

Fair Value Measurements

The Company measures fair value based on a three-level hierarchy of inputs, of which the first two are considered observable and the last unobservable.  Unobservable inputs reflect the Company’s own assumptions about current market conditions. The three-level hierarchy of inputs is as follows:

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

1.                                      Business and Significant Accounting Policies (continued)

Fair Value Measurements (continued)

•                  Level 1 - Quoted prices in active markets for identical assets or liabilities.

•                  Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•                  Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities.

The fair value of the Company’s financial assets and liabilities measured on a recurring basis as of December 31, 2015 , are as follows:

	Balance as of December 31, 2015	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
Assets
Cash equivalents	$10,375,143	$10,375,143	$—	$—
Short-term investments	11,910,005	11,910,005	—	—
	$22,285,148	$22,285,148	$—	$—

The fair value of the Company’s cash equivalents and short-term investments were determined using Level 1 inputs.  Unadjusted quoted prices for these securities are regularly provided to the Company by independent pricing services.

Preferred Stock Warrants

The Company has issued freestanding warrants to purchase shares of its convertible preferred stock which are accounted for as a liability due to the nature of the underlying redemption provisions of the preferred stock into which the warrants are exercisable. The warrants are recorded on the Company’s balance sheet at their fair value as determined on the date of issuance and are revalued at each subsequent balance sheet date, with fair value changes recognized as other income or expense in the accompanying statement of operations and comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of a deemed liquidation event, the conversion of convertible preferred stock into common stock, or until the holders of the convertible preferred stock can no longer trigger a deemed liquidation event. Pursuant to the terms of these warrants, upon the conversion of the class of preferred stock underlying the warrant, the warrants automatically become exercisable for shares of the Company’s common stock based upon the conversion ratio of the underlying class of preferred stock. The consummation

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

1.                                      Business and Significant Accounting Policies (continued)

Preferred Stock Warrants (continued)

of an initial public offering will result in the conversion of all classes of the Company’s preferred stock into common stock. Upon such conversion of the underlying classes of preferred stock, the warrants will be classified as a component of equity and will no longer be subject to re-measurement. The Company estimates the fair value of the liability using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, including assumptions for the estimated fair value of the underlying equity instrument, expected volatility, expected life, yield, and risk-free interest rate.

A summary of preferred stock warrant activity for the year ended December 31, 2015 is as follows:

	Number of Shares	Warrant Liabilities
Balance, December 31, 2014	1,966,456	$1,126,200

Issuances	1,493,898	898,151
Exercises	—	—
Change in fair value	—	(84,570)

Balance, December 31, 2015	3,460,354	$1,939,781

Correction of Prior Period Accounting Errors

Subsequent to the issuance of the Company’s financial statements as of and for the year ended December 31, 2015, the Company identified an error in the previously issued financial statements.

As of December 31, 2015, the Company had outstanding warrants to purchase 3,460,354 shares of its Series C Preferred Stock.  The Company’s Series C Preferred Stock is contingently redeemable by the holders.  Warrants for the purchase of contingently redeemable shares must be classified as liabilities and measured at fair value, with changes in fair value recognized in earnings. At their respective grant dates, the Company measured the fair value of the Series C Preferred Stock warrants using the Black-Scholes option pricing model.  However, the Company recognized the grant date fair value of the warrants in additional paid-in-capital in total stockholders’ equity, not as a liability.  Further, the Company had not re-measured the fair value of the Series C Preferred Stock warrants since the grant date.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

1.                                      Business and Significant Accounting Policies (continued)

Correction of Prior Period Accounting Errors (continued)

The Company calculated the fair value of the Series C Preferred Stock warrant as of December 31, 2015 and 2014 using the Black-Scholes option pricing model. The Black-Scholes option pricing model utilizes certain key input assumptions, including the fair value of the Company’s Series C Preferred Stock into which the warrant is convertible and the expected stock price volatility.

As a result of the above error, the previously issued financial statements as of and for the year ended December 31, 2015 have been adjusted and restated as follows:

	As Previously
	Reported	Adjustment	As Restated
Effects on Balance Sheet as of December 31, 2015
Notes payable, less current portion and unamortized debt discount	$6,230,973	$(20,881)	$6,210,092
Unamortized debt discount	347,577	20,881	368,458
Warrant liabilities	0	1,939,781	1,939,781
Total liabilites	8,891,996	1,918,900	10,810,896
Additional paid in capital	86,965,837	(1,905,600)	85,060,237
Accumlated (deficit)	(71,061,457)	(13,300)	(71,074,757)
Total stockholders’ equity (deficit)	15,889,470	(1,918,900)	13,970,570

Effects on Statement of Operations for the year ended December 31, 2015

Interest expense, net	$(2,306,850)	$(102,050)	$(2,408,900)
Revaluation of warrant liabilities	0	84,570	84,570
Total other expense	(2,313,938)	(17,480)	(2,331,418)
Loss before income taxes	(13,564,241)	(17,480)	(13,581,721)
Net loss	(13,581,922)	(17,480)	(13,599,402)
Comprehensive loss	(13,603,855)	(17,480)	(13,621,335)

Effects on Statement of Cash Flows for the year ended December 31, 2015

Net loss	$(13,581,922)	$(17,480)	$(13,599,402)
Amortization of debt issue costs	2,093,570	122,931	2,216,501
Revaluation of warrant liabilities	0	(84,570)	(84,570)
Net cash used in operating activities	(12,777,179)	20,881	(12,756,298)
Debt issue costs on note payable to bank	(347,577)	(20,881)	(368,458)
Net cash provided by financing activities	34,745,584	(20,881)	34,724,703

Revenue Recognition

Revenue is recognized when persuasive evidence of the arrangement exists, delivery and performance has occurred, the price is fixed and determinable and collectability is probable. Generally, these criteria are met at the time products are shipped. Provisions for discounts are recorded and are classified as reductions to revenues.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

1.                                      Business and Significant Accounting Policies (continued)

Shipping and Handling

The Company records amounts invoiced to its customers for outbound freight and shipping as revenue and the related expense as cost of goods sold.

Warranty Accrual

The Company’s products are covered by a one year warranty policy against defective products at the time of shipment. In the event that a product is defective, the Company may replace the product or refund the purchase price or a portion thereof. The Company estimates future warranty costs by analyzing the timing, cost and amount of returned product and by considering future expectations. Assumptions and historical warranty experience are evaluated periodically to determine the continued appropriateness of such assumptions. The Company recorded a reserve for warranty claims in the amount of $37,000 as of December 31, 2015 , which is included within accrued and other liabilities on the accompanying balance sheet.

Foreign Currency

The Company maintains a foreign bank account for purposes of collecting trade receivables from foreign customers. Foreign bank balances are translated at the rates of exchange at the balance sheet date. Gains and losses resulting from foreign currency transactions are recorded within other income in the accompanying statements of operations.

Patent-related Expenditures

Expenditures related to patent research and applications, which are primarily comprised of legal fees, are expensed as incurred.

Research and Development

Research and development costs are expensed when incurred.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

1.                                      Business and Significant Accounting Policies (continued)

Income Taxes (continued)

The Company’s net deferred tax assets at December 31, 2015 consist principally of net operating losses and the Company provided a 100% valuation allowance for the tax effect of these net operating losses. No benefit for income taxes has been provided in the accompanying statement of operations since all deferred tax assets have been fully reserved. The Company provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized.

Uncertain Tax Positions

GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position may be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company did not recognize any adjustments regarding its tax accounting treatments for the year ended December 31, 2015.

Stock-based Compensation

The Company’s employee share-based awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. Stock-based compensation is recognized on a straight-line basis over the award vesting period.

Transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

Comprehensive Income (Loss)

Comprehensive income/loss is defined as the change in equity during a period from transactions and other events from non-owner sources. The components of comprehensive income/loss, including net loss, are reported in the financial statements in the period in which they are recognized. Net loss and other comprehensive loss shall be reported, net of their related tax effect to arrive at comprehensive loss. In particular, this included the effect of unrealized losses on short-term investments for the year ended December 31, 2015.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

1.                                      Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2014-09 regarding ASC Topic 606, Revenue from Contracts with Customers. The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers with the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance, as amended in July 2015, will be effective for the Company’s fiscal year beginning January 1, 2019. Early adoption is not permitted. Management is currently evaluating the accounting, transition and disclosure requirements of the standard to determine the financial statement impact of adoption.

In July 2015, FASB issued ASU 2015-11, Inventory regarding ASC Topic 330, Simplifying the Measurement of Inventory. Topic 330 currently requires an entity to measure inventory at the lower of cost or market, where market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. This ASU limits the scope to inventory that is measured using first-in, first-out (FIFO) or average cost and requires inventory be measured at the lower of cost or net realizable value. The new standard is effective for fiscal years beginning after December 15, 2016. The Company will evaluate the impact of this adoption in 2017.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires lessees to recognize “right of use” assets and liabilities for all leases with terms of more than 12 months. The ASU requires additional quantitative and qualitative financial statement note disclosures about the leases, significant judgments made in accounting for those leases and amounts recognized in the financial statements about those leases. The guidance will be effective for the Company in 2020 with early adoption permitted. Management is evaluating the impact that adopting this guidance will have on the financial statements.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

2.                                      Inventories

Inventories, net consisted of the following at December 31:

2015
Raw materials	$409,117
Work-in-progress	575,211
Finished goods	390,236
1,374,564
Provision for obsolete inventories	(20,507)

$1,354,057

Inventory in-transit of $29,904 was included within raw materials as of December 31, 2015.

3.                                      Property and Equipment

Property and equipment, net consisted of the following at December 31:

2015
Furniture and fixtures	$75,615
Office equipment and trade booths	443,956
Lab equipment	411,597
Leasehold improvements	439,739
Construction in progress	14,970
1,385,877
Less accumulated depreciation	(737,066)

Property and equipment, net	$648,811

Depreciation expense for the year ended December 31, 2015 was $105,154, and is included within selling, general and administrative expenses on the accompanying statement of operations.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

4.                                      Notes Payable to Bank

February 2013 Debt Financing

In February 2013, the Company signed a loan and security agreement with a bank. Under the terms of the agreement, the Company may draw, in two tranches, up to an aggregate amount of $5,000,000 for operating capital through March 31, 2014.  The first tranche draw period is from the effective date of the loan and security agreement through June 30, 2013, and the amount of capital available in the first tranche draw period is $3,000,000. The second tranche draw period is from the date on which the bank receives satisfactory evidence that the Company has received six consecutive months of positive post-device removal data from the current IDE trial (the Tranche B Effective Date) through March 31, 2014, and the amount of capital available in the second tranche draw period is $2,000,000.  In June 2013, the Company borrowed the first tranche loan amount of $3,000,000.  In March 2014, the Company borrowed the second tranche loan amount of $2,000,000.

With respect to all first tranche capital draws, principal and interest payments are due as follows: monthly interest payments only through December 31, 2013, at an annual floating interest rate of 2.75% above the prime rate; and 33 equal consecutive monthly payments of principal and interest beginning January 1, 2014, at a fixed annual rate of 2.75% above the prime rate at January 1, 2014 (6% at January 1, 2014 and December 31, 2014).

With respect to all second tranche capital draws, principal and interest payments are due as follows: monthly interest payments only through September 30, 2014, at an annual floating interest rate of 2.75% above the prime rate; and 27 equal consecutive monthly payments of principal and interest beginning October 1, 2014, at a fixed annual rate of 2.75% above the prime rate at October 1, 2014 (6% at October 1, 2014 and December 31, 2014).

In addition to principal and interest payments, a final payment equal to 3.5% of the capital draws is due upon termination of the loan.  This final payment was made in March 2015 when the remaining principal balance was paid off. At December 31, 2015, the total amount of loan principal outstanding on the loan and security agreement was $0.

In connection with the above loan agreement, the Company issued warrants to purchase 243,902 shares (the “Initial Shares”) of the Company’s Series C Preferred Stock at a purchase price of $0.82 per share.  The fair value of the Initial Shares was determined by using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk-free interest rate of 1.38%; (iii) expected volatility of 53.0%; and (iv) an expected life of the warrants of seven years.  The fair value of the Initial Shares was capitalized as loan issue costs of $107,986 and is amortized to interest expense over the term of the loan using the effective interest method. The issued warrants expire on February 12, 2020, subject to automatic exercise upon expiration. At December

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

4.                                      Notes Payable to Bank (continued)

31, 2015, there were 243,902 warrants fully-vested and outstanding, recorded as a liability with a fair value of $102,435.

February 2013 Debt Financing (continued)

In addition to the Initial Shares granted to the bank, on the Tranche B Effective Date, the Company issued to the bank warrants to purchase an additional 121,951 shares (the “Tranche B Shares”) of the Company’s Series C Preferred Stock at a purchase price of $0.82 per share. The fair value of the Tranche B Shares was determined by using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk-free interest rate of 1.38%; (iii) expected volatility of 55.0%; and (iv) an expected life of the warrants of 7.0 years.  The fair value of the Tranche B Shares was recorded as a debt discount of $65,347 and is amortized to interest expense over the term of the loan using the effective interest method. The issued warrants expire on February 12, 2020, subject to automatic exercise upon expiration. At December 31, 2015, there were 121,951 warrants fully-vested and outstanding, recorded as a liability with a fair value of $56,317.

The unamortized balance of $35,650 related to the warrants for Tranches A and B was amortized to interest expense in March 2015 when the indebtedness under the notes was fully repaid.

March 2015 Debt Financing

In March 2015, the Company signed a loan and security agreement (“Loan Agreement”) with two co-lenders. Under the terms of the Loan Agreement, the Company borrowed $7,000,000 on March 31, 2015 (“Term A Loan”) and may draw an additional amount of up to $5,000,000 (“Term B Loan”) during a second draw period ending April 30, 2015 as defined in the Loan Agreement. The proceeds from the Term A Loan were used to provide operating capital and to repay the full amount of outstanding indebtedness on the notes payable to the bank. The Term B Loan was not drawn on by the Company.

The Company shall make monthly payments of interest only commencing on the funding date and continuing up to the amortization date, which is November 1, 2016. Beginning on the amortization date, the Company shall make equal monthly payments of principal and interest over a period of thirty months. The principal amount outstanding shall accrue interest at a floating per annum rate equal to the greater of 8.15% or the sum of the three month LIBOR rate plus 7.89% (8.31% at December 31, 2015). All unpaid principal and accrued interest is due and payable on April 1, 2019.

In addition to principal and interest payments, a final payment equal to 5.25% percent of the Term A principal balance is due upon termination of the loan. The loan is collateralized by certain assets of the Company.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

4.                                      Notes Payable to Bank (continued)

March 2015 Debt Financing (continued)

In connection with the above Loan Agreement, the Company issued warrants to purchase 426,830 shares of the Company’s Series C Preferred Stock at a purchase price of $0.82 per share.  The fair value of the warrants was determined by using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk-free interest rate of 1.94%; (iii) expected volatility of 52.5%; and (iv) an expected life of the warrants of ten years.  The fair value of the warrants was recorded as loan issue costs of $257,200 and is amortized to interest expense over the term of the loan using the effective interest method. The issued warrants expire on March 31, 2025, subject to automatic exercise upon expiration if they meet certain contingencies. At December 31, 2015, there were 426,830 warrants fully-vested and outstanding, recorded as a liability with a fair value of $250,706.

The aggregate annual maturities of the note payable are as follows:

Year Ending December 31,
2016	$421,449
2017	2,664,631
2018	2,894,584
2019	1,019,336
$7,000,000

5.                                      Convertible Promissory Notes and Warrants

Convertible Promissory Notes and Warrants Issued in 2014 and 2015

In June 2014, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) whereby convertible promissory notes (the “Notes” or “Note”) and warrants (the “Warrants”) were issued to certain stockholders in exchange for cash (“Initial Closing”).  The Notes issued in the Initial Closing have an aggregate principal amount of $4,000,000. In December 2014, the Purchase Agreement was amended whereby additional Notes in the aggregate principal amount of $1,250,000 and Warrants were issued to certain stockholders in exchange for cash (“Second Closing”). In January 2015, the Purchase Agreement was amended whereby additional Notes in the aggregate principal amount of $1,500,000 and Warrants were issued to certain stockholders in exchange for cash (“Third Closing”). In March 2015, the Purchase Agreement was amended whereby additional Notes in the aggregate principal amount of $2,000,000 and Warrants were issued to certain stockholders in exchange for cash (“Fourth Closing”).

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

5.                                      Convertible Promissory Notes and Warrants (continued)

Convertible Promissory Notes and Warrants Issued in 2014 and 2015 (continued)

The Notes accrue interest at a rate of 8% per annum on the outstanding principal balance.  The outstanding principal and any unpaid accrued interest thereon (the “Indebtedness”) was due and payable on December 31, 2015 (as amended), unless earlier converted into capital stock of the Company.  Upon the consummation of a change of control as defined in the Notes, if not previously converted, the Note holders shall be entitled to receive payment of three times the Indebtedness. The Notes are secured by certain assets of the Company. At December 31, 2015, the outstanding principal on the Notes was $0.

Prior to the maturity date, upon the consummation of a qualified financing, as defined, all Indebtedness under this Note shall automatically convert into shares of the class of equity securities as are issued in the qualified financing, at a conversion price generally equal to the per-share price at which the related securities are sold in the qualified financing. Notwithstanding the foregoing, if the majority of note holders agree to convert all outstanding principal and unpaid accrued interest on the Notes, then all Notes shall convert into the same securities upon the same terms and conditions.

In connection with the Notes issued under the Purchase Agreement (as amended), the Company issued Warrants to the Note holders to purchase 1,219,510, 381,093, 457,314 and 609,754 shares of the Company’s Series C Preferred Stock on the First, Second, Third and Fourth Closings, respectively. The Warrants have an exercise price of $0.82 per share. The Warrants were fully exercisable on the date of issuance and expire ten years from the issuance date.

The fair value of the Warrants as of the issuance date was $768,497, $240,153, $274,693 and $366,258 for the Warrants issued on the First, Second, Third and Fourth Closings, respectively. The fair value was determined using the Black-Scholes option-pricing model with the following assumptions:

Expected volatility	52.5%-55.0%
Dividend yield	0%
Risk-free interest rates	1.83% to 2.59%
Expected term	10 Years

The fair value of the Warrants is presented as a debt discount against the Notes and amortized to interest expense over the term of the related Notes using the effective interest method and as a liability on the accompanying balance sheet, which is revalued at each reporting period until the warrants are exercised or expire.  As of December 31, 2015, the warrants are recorded as a liability with a fair value of $1,530,323.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

5.                                      Convertible Promissory Notes and Warrants (continued)

Convertible Promissory Notes and Warrants Issued in 2014 and 2015 (continued)

In August 2015, the Company entered into a stock purchase agreement whereby an aggregate amount of 8,309,122 shares of Series D Convertible Preferred Stock were issued in exchange for conversion of the Indebtedness to the Note holders totaling $9,341,945. The Company recognized interest expense of $1,082,429 for the unamortized portion of the warrants issued in connection with the First through Fourth Closings at the time of conversion.

6.                                      Stockholders’ Equity

Preferred Stock

The Company has authorized 71,152,828 shares of Preferred Stock with a par value of $.0001.  The Preferred Stock is divided into series.  The first series consists of 500,000 authorized shares and is designated Series S Convertible Preferred Stock. The second series consists of 4,687,500 authorized shares and is designated Series A Convertible Preferred Stock. The third series consists of 6,250,000 authorized shares and is designated Series B Convertible Preferred Stock. The fourth series consists of 25,916,528 authorized shares and is designated Series C Convertible Preferred Stock. The fifth series consists of 33,798,800 authorized shares and is designated Series D Convertible Preferred Stock

Series D Convertible Preferred Stock

In August 2015, the Company entered into a stock purchase agreement whereby an aggregate amount of 25,489,678 shares of Series D Convertible Preferred Stock were issued in exchange for $28,658,047 in cash (gross).  Additionally, 8,309,122 shares of Series D Convertible Preferred Stock were issued in August 2015 in exchange for conversion of Indebtedness to stockholders totaling $9,341,945 (Note 5).

The Series D Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series D Convertible Preferred Stock are convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $1.12 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

6.                                      Stockholders’ Equity (continued)

Series D Convertible Preferred Stock (continued)

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series D Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through December 31, 2015.  Each share of Series D Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series D Preferred Stock are not redeemable.

In the event that the Company has an unrestricted cash position of less than $5,000,000 or the Board of Directors determine the Company must raise additional equity capital, other than an initial public offering, then each Investor holding shares of Series D Preferred Stock shall have the right to purchase a pro rata share of additional Series D Preferred Stock at the purchase price of $1.1243 per share (as adjusted for any stock dividends, contributions, splits, recapitalizations and the like with respect to such shares).  The amount of capital to be raised under these circumstances shall be the greater of $15,000,000 in net cash proceeds or an amount determined by the Board of Directors.

Series C Convertible Preferred Stock

In October 2012, the Company entered into a stock purchase agreement whereby an aggregate amount of 9,859,756 shares of Series C Convertible Preferred Stock were issued in two closings (October 2012 and December 2012) in exchange for $8,085,001 in cash.  Additionally, 3,747,141 shares of Series C Convertible Preferred Stock were issued in October 2012 in exchange for conversion of indebtedness to stockholders totaling $3,072,656. As a result of the indebtedness’ beneficial conversion feature, the Company recognized additional interest expense of $341,406 in 2012 and issued 416,349 shares of Series C Preferred Stock. Related issuance costs aggregated $91,422.

In March 2013, the Company completed the final closing of the Series C Preferred Stock purchase agreement whereby an aggregate amount of 8,432,928 shares of Series C Convertible Preferred Stock was issued in exchange for $6,915,001 in cash. Related issuance costs aggregated $17,842.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

6.                                      Stockholders’ Equity (continued)

Series C Convertible Preferred Stock (continued)

The Series C Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series C Convertible Preferred Stock are convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $0.82 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series C Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through December 31, 2015.  Each share of Series C Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series C Preferred Stock are not redeemable.

Series B Convertible Preferred Stock

In October 2008, the Company entered into a stock purchase agreement whereby an aggregate amount of 6,250,000 shares of Series B Convertible Preferred Stock were issued in exchange for $20,000,000 in cash.  Related issuance costs aggregated $120,767.

The Series B Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series B Convertible Preferred Stock are convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $3.20 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

6.                                      Stockholders’ Equity (continued)

Series B Convertible Preferred Stock (continued)

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series B Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through December 31, 2015.  Each share of Series B Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series B Preferred Stock are not redeemable.

Series A Convertible Preferred Stock

In May 2006, the Company entered into a stock purchase agreement whereby an aggregate amount of 2,812,500 shares of Series A Convertible Preferred Stock were issued in exchange for $4,500,000 in cash.  Related issuance costs aggregated $73,932.

In August 2007, the Company entered into a stock purchase agreement whereby an aggregate amount of 1,875,000 shares of Series A Convertible Preferred Stock were issued in exchange for $3,000,000 in cash.  Related issuance costs aggregated $22,408.

The Series A Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series A Convertible Preferred Stock are convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $1.60 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series A Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through December 31, 2015.  Each share of Series A Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series A Preferred Stock are not redeemable.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

6.                                      Stockholders’ Equity (continued)

Series S Convertible Preferred Stock

In September 2005, the Company entered into a stock purchase agreement whereby an aggregate amount of 500,000 shares of Series S Preferred Stock were issued in exchange for $500,000 in cash.  Related issuance costs aggregated $39,998.

The Series S Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series S Convertible Preferred Stock are convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $1.00 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series S Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through December 31, 2015.  Each share of Series S Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series S Preferred Stock are not redeemable.

Liquidation Preferences

Upon liquidation, dissolution or winding up of the Company, the holders of the Series S Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, on a pro rata basis, are entitled to receive, prior and in preference to any distribution from the assets of the Company to the holders of common stock, an amount per share equal to the original issue price of the Series S Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, plus all declared but unpaid dividends.

After payment of the above amounts, the remaining assets of the Company available for distribution to the stockholders shall be distributed to the holders of the common stock.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

6.                                      Stockholders’ Equity (continued)

Common Stock

The Company has authorized 100,000,000 shares of common stock with a par value of $.0001.  In August 2005, the Company issued 1,625,000 shares of its common stock to founders in exchange for cash totaling $1,625.

In 2008, the Company issued 375,000 shares of the Company’s common stock to consultants, subject to the terms of the 2005 Stock Incentive Plan and Restricted Stock Award Agreements as consideration for services provided. The aggregate value of the shares at issuance was as follows:

	Number of Shares	Value per Share	Aggregate Value of Shares
January 2008	250,000	$0.25	$62,500
July 2008	87,500	$0.25	$21,875
November 2008	37,500	$0.48	$18,000

The shares were fully-vested upon issuance. The Company has a right of first refusal to purchase all or any shares offered for sale at the price specified in the offer. The rights provided the Company shall terminate upon the consummation of a public offering or immediately prior to the consummation of a change in control whereupon the shares will be exchanged for shares of a successor corporation, which corporation is publicly held.

In 2008, the Company issued 400,000 shares of the Company’s common stock to a key employee, subject to the terms of the 2005 Stock Incentive Plan and a Restricted Stock Purchase Agreement in exchange for cash of $100,000.  The restricted stock is subject to a right of first refusal as defined in the Restricted Stock Purchase Agreement. During the year ended December 31, 2015, 12,000 shares of common stock were issued in exchange for cash of $3,000, upon the exercise of options.

Warrants

In March 2008, the Company entered into a loan and security agreement with a bank.  In connection with this loan agreement, the Company issued warrants to the bank to purchase 50,000 shares of the Company’s Series A Preferred Stock at a per share price of $1.60.  The warrants expired on March 14, 2015.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

6.                                      Stockholders’ Equity (continued)

Warrants (continued)

In November 2011, the Company issued warrants to an outside consultant to purchase 26,533 shares of the Company’s common stock at a per share price of $0.44 in exchange for services.  The warrants expire on November 22, 2021.  At December 31, 2015, there were 26,533 warrants fully-vested and outstanding.

In February 2013, the Company entered into a loan and security agreement with a bank (Note 4). In connection with this loan agreement, the Company issued warrants to the bank to purchase 365,853 shares of the Company’s Series C Preferred Stock at a per share price of $0.82.  The warrants expire on February 12, 2020.  At December 31, 2015, there were 365,853 warrants fully-vested and outstanding.

In August 2013, the Company issued warrants to an outside consultant to purchase 36,836 shares of the Company’s common stock at a per share price of $0.18 in exchange for services.  The warrants expire on August 22, 2023. At December 31, 2015, there were 36,836 warrants fully-vested and outstanding.

In June 2014, the Company entered into note and warrant purchase agreements with stockholders (Note 5). In connection with the note agreements, the Company issued warrants to stockholders to purchase 2,667,671 shares of the Company’s Series C Preferred Stock at a per share price of $0.82. 1,219,510 warrants expire on June 24, 2024, 381,093 warrants expire on December 1, 2024, 457,314 warrants expire January 27, 2025 and 609,754 warrants expire March 6, 2025. At December 31, 2015, there were 2,667,671 warrants fully-vested and outstanding.

In March 2015, the Company entered into a note and warrant purchase agreement with two banks (Note 4). In connection with the note agreement, the Company issued warrants to stockholders to purchase 426,830 shares of the Company’s Series C Preferred Stock at a per share price of $0.82. The warrants expire on March 31, 2025. At December 31, 2015, there were 426,830 warrants fully-vested and outstanding.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

7.                                      Stock Options

The Company adopted the 2015 Stock Incentive Plan (the “2015 Plan”) on October 26, 2015, which provides for the issuance of shares of the Company’s common stock to employees, directors and consultants.  The exercise price of options granted under the 2015 Plan is established by the Company’s Board of Directors and no option shall have a term in excess of ten years from the option grant date.  Options vest in various installments as outlined in the related stock option agreements, or as determined by the Company’s Board of Directors. The 2015 Plan supersedes the previous 2005 Stock Incentive Plan under which options were issued through October 25, 2015.

The Company has reserved up to 8,300,000 shares of its common stock to provide for the issuance of shares of the Company’s common stock to employees, directors and consultants under its stock option plan.

Total stock-based employee compensation expense for the year ended December 31, 2015  was $143,536. Stock-based employee compensation expense was determined using the fair value of stock options as of the grant date.

In 2015, the Company granted 75,583 options to non-employees in exchange for services. During the year ended December 31, 2015, the Company recorded stock-based compensation expense to non-employees of $25,656 in connection with non-employee options earned.

The fair value of each option grant in 2015 was estimated using the Black-Scholes option pricing model with the following assumptions:

Expected volatility	50.20%
Dividend yield	0%
Risk free interest rates	1.5% to 2.3%
Expected term - employees	5.5 Years
Expected term - non-employees	10 Years

Expected volatility — Since the Company does not have sufficient stock price history to estimate the expected volatility of its shares, the expected volatility is calculated based on the average volatility for a public company peer group in the industry in which the Company does business.

Dividend yield of zero — The Company has not paid, and does not intend to pay, dividends.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

7.                                      Stock Options (continued)

Risk-free interest rates — The Company applies the risk-free interest rate based on the U.S. Treasury yield for the expected term of the option.

Expected term — For employees, the Company calculated the expected term as the average of the contractual term of the option and the vesting period for its employee stock options.  For non-employees, the Company estimated the expected term as the contractual term of the award.

Stock Option Activity

A summary of stock option activity in 2015 is as follows:

		Weighted
	Options	Average
	Outstanding	Exercise Price

Balance, December 31, 2014	7,767,185	$0.233

Granted	3,673,504	0.337
Cancelled / Expired	(91,600)	0.248
Exercised	(12,000)	0.250

Balance, December 31, 2015	11,337,089	$0.267

The following table summarizes information concerning outstanding and exercisable stock options at December 31, 2015:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding	11,337,089	$0.27	7.4

Exercisable	6,492,417	$0.24	6.2

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

7.                                      Stock Options (continued)

Stock Option Activity (continued)

As of December 31, 2015, total compensation cost related to nonvested options not yet recognized is $599,369, and the weighted average period over which this amount is expected to be recognized is 3.3 years. The weighted average grant date fair value of all stock options granted during the year ended December 31, 2015 is $0.16 per share.

8.                                      Commitments and Contingencies

Operating Leases

In June 2008, the Company entered into an operating lease for office space in California which has been extended several times, most recently by Amendment No. 5 to the lease dated October 12, 2015. The lease amendment extended the terms of the lease through October 31, 2017.

In September 2015, the Company entered into an operating sublease for office space in California which expires on March 10, 2017. In October 2015, the Company entered into a separate lease for office and manufacturing space for a different portion of the same facility in California which expires on March 31, 2021.

Future minimum lease payments required under these leases are as follows for the years ending December 31:

2016	$615,711
2017	712,637
2018	639,153
2019	658,095
2020	676,629
2021	170,316

$3,472,541

Rent expense for the year ended December 31, 2015 was $204,761.

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

9.                                      Related Party Transactions

Royalty Fees

The Company is a party to a royalty agreement, and related amendments (together, the “Royalty Agreement”), with a company that is a stockholder that provides the Company the rights to use certain patents. In exchange, the Company is obligated to pay a royalty fee of 2.5% of net sales of products, as defined in the Royalty Agreement. Payments are due upon the U.S. or foreign patent applications listed in the Royalty Agreement being issued by the respective patent office.  As of December 31, 2015, no patents have been issued. As of December 31, 2015, the Company has accrued $20,004 in royalty fees.

Indemnities

During the normal course of business, the Company has made certain indemnities under which it may be required to make payments in relation to certain transactions.  These indemnities include (i) certain real estate leases, under which the Company may be required to indemnify property owners for general liabilities; and (ii) certain agreements with the Company’s officers and directors, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship and (iii) certain agreements with customers, under which the Company may be required to indemnify the customer for product related liabilities.  The duration of these indemnities do not provide for any limitation of the maximum potential future payments that Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities in the accompanying balance sheet.

10.                               Income Taxes

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows as of December 31, 2015:

Net operating loss carryforwards	$25,043,000
Research credits and other state credits	1,151,000
Depreciation and amortization	2,537,000
Stock-based compensation	161,000
28,892,000
Valuation allowance	(28,892,000)

$—

See accompanying independent auditors’ report.

RESHAPE MEDICAL, INC.

Notes to Financial Statements (continued)

10.                               Income Taxes (continued)

Management has established a valuation allowance for the Company’s net deferred tax assets due to the uncertainty that the deferred tax assets will be realized by the Company’s ability to generate sufficient future taxable income.

At December 31, 2015, the Company had approximately $63,300,000 and $60,346,000 of net operating loss carryforwards for federal and state purposes, respectively, available to offset future taxable income. Federal net operating losses can be carried back for two years, and remaining, unused carrybacks can be carried forward 20 years. Net operating losses begin to expire in 2026 and 2016 for federal and state tax purposes, respectively. Utilization of the Company’s net operating losses in future periods may be limited by Section 382 of the Internal Revenue Code due to changes in the Company’s ownership structure, the effects of which have not been determined. At December 31, 2015, the Company had federal and state research and development credit carryforwards of $745,000 and $613,000, respectively, which begin to expire in 2026 for federal purposes and carry over indefinitely for state purposes.

11.                               Subsequent Events

The Company has evaluated subsequent events through May 26, 2016, the date the financial statements were available to be issued.

See accompanying independent auditors’ report.